Exhibit 99.7

March 29, 2006

Mr. Troy Peery

Chairman

Transcommunity Finance Corporation

4235 Innslake Drive

Glen Allen, Virginia 23060

Dear Troy:

This is my letter of resignation from the Transcommunity Finance Corporation as of March 29, 2006 at the completion of the Governance policy vote.

There are times I enjoyed serving on the Corporation Board and the association with its members. I will continue to work for the success of the individual banks.

Best wishes.

Sincerely,

/s/ Dean P. Agee
Dean P. Agee